Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-252517 on Post-Effective Amendment No. 1 on Form S-8 to registration statement on Form S-4 of Huntington Bancshares Incorporated of our report dated September 26, 2023, with respect to the financial statements of the TCF 401K Plan included in this Report on Form 11-KT as of May 1, 2023 and for the period January 1, 2023 to May 1, 2023.

/s/ Ary Roepcke Mulchaey, P.C.

Columbus, Ohio
September 26, 2023